Exhibit 5.2

Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166-0193 Tel 212.351.4000 www.gibsondunn.com Client: 20535-00006

February 18, 2021

Colfax Corporation

420 National Business Parkway, 5th Floor

Annapolis Junction, MD 20701

Re:	Colfax Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Colfax Corporation, a Delaware corporation (the “Company”), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the prospectus included therein; (iii) the prospectus supplement, dated February 18, 2021, filed with the Commission on February 18, 2021 pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”); and (iv) the offer and resale from time to time by the selling stockholders identified in the Prospectus Supplement (the “Selling Stockholders”) of up to 3,297,209 shares of the Company’s common stock, par value $0.001 per share (collectively, the “Shares”). The Company previously issued and sold the Shares to the Selling Stockholders pursuant to securities purchase agreements entered into with each of the Selling Stockholders on January 24, 2012, in reliance on an exemption from the registration requirements of the Securities Act, and registered the Shares pursuant to the terms of registration rights agreements the Company entered into with each of the Selling Stockholders on January 24, 2012.

We have examined the originals, or photostatic or certified copies, of the Registration Statement, the Prospectus Supplement, such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

Beijing ● Brussels ● Century City ● Dallas ● Denver ● Dubai ● Frankfurt ● Hong Kong ● Houston ● London ● Los Angeles ● Munich

New York ● Orange County ● Palo Alto ● Paris ● San Francisco ● São Paulo ● Singapore ● Washington, D.C.

February 18, 2021

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, to the extent relevant for our opinions herein, the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinion set forth above. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP